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                                                                    EXHIBIT 23.4

[KEEFE, BRUYETTE & WOODS LETTERHEAD]

                                January 10, 2007


The Board of Directors
Sterling Financial Corporation
111 North Wall Street
Spokane, WA  99201-0609

Members of the Board:

      We hereby consent to the use in this registration statement on Form S-4 of our letter to the Board of Directors of Sterling Financial Corporation included as APPENDIX C to the proxy statement-prospectus forming a part of this registration statement on Form S-4 and to all references to our firm in such proxy statement-prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    /s/ Keefe, Bruyette & Woods, Inc.

 Keefe, Bruyette & Woods - 101 California Street - Suite 3700 - San Francisco,
  CA 94111 Corporate Finance 877.520.8569 - Equity 800.345.3053 - Fixed Income
                                  877.778.5330